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                                                                    EXHIBIT 21.1

                      SCHEDULE OF REGISTRANT'S SUBSIDIARIES


                                                               AMOUNT OWNED
         NAME                       JURISDICTION               BY REGISTRANT
         ----                       ------------               -------------
     WebTrak Ltd.                      England                      100%